                                                                    EXHIBIT 10.2



                        AMENDMENT NO. 1 (this "Amendment") dated as of April 17
                2000, to the AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") entered into as of December 10, 1999, among INFINITY BROADCASTING CORPORATION, a Delaware corporation ("Infinity"); each Subsidiary Borrower (as defined in the Agreement); CBS CORPORATION, a Pennsylvania corporation ("CBS"), as a guarantor; the Lenders (as defined in the Agreement); BANK OF AMERICA, N.A. ("Bank of America") and THE TORONTO-DOMINION BANK ("Toronto Dominion"), as syndication agents for the Lenders (in such capacity, the "Syndication Agents"); THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as documentation agent for the Lenders; and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation ("Morgan"), as administrative agent for the Lenders.

          The Agreement is hereby amended as follows:

          SECTION 1. Amendment.  (a)  The definition of the term "CBS
                     ---------
Consolidated EBITDA" is hereby deleted and replaced in its entirety by the following new definition:

          "CBS Consolidated EBITDA" shall mean, with respect to CBS and its Consolidated Subsidiaries for any period, operating profit (loss) (excluding that related to Discontinued Operations), plus other income
          (loss), plus interest income, plus depreciation and amortization (excluding amortization related to programming rights, prepublication costs and videocassettes), excluding (a) gains (losses) on sales of assets (except (I) gains (losses) on sales of inventory sold in the ordinary course of business and (II) gains (losses) on sales of other assets if such gains (losses) are less than $10,000,000 individually and less than $50,000,000 in the aggregate during such period), (b) other non-cash items (including (i) provisions for losses and additions to valuation allowances, (ii) provisions for restructuring, litigation and environmental reserves and losses on the Disposition of businesses and (iii) pension settlement charges), in each case determined for such period on a basis consistent with that reported in CBS's Form 10-Q for the fiscal quarter ended September 30, 1998 filed with the SEC, minus cash payments made
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          during such period in respect of non-cash charges taken during any previous period (excluding cash payments in respect of non-cash charges taken prior to December 31, 1998) and (c) nonrecurring expenses incurred in connection with the merger of CBS and Viacom Inc. ("Viacom") pursuant to the Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, by and among CBS, Viacom and Viacom/CBS LLC.

          (b) The definition of the term "CBS Consolidated Total Funded Indebtedness" in Section 1.1 of the Agreement is hereby deleted and replaced in its entirety by the following new definition:

          "CBS Consolidated Total Funded Indebtedness" shall mean with respect to CBS and its Consolidated Subsidiaries at any date, without duplication, (i) all obligations of such Person for borrowed money (including, without limitation, in the case of the Borrower, the obligations of the Borrower for borrowed money under this Agreement),
          (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of Property or services, except as provided below, (iv) all obligations of such Person as lessee under Capital Lease Obligations, (v) all Indebtedness of others secured by a Lien on any Property of such Person, whether or not such Indebtedness is assumed by such Person, (vi) all Indebtedness of others directly or indirectly guaranteed or otherwise assumed by such Person, including any obligations of others endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any Indebtedness in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation, or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, provided
                                                                       --------
          that Indebtedness of the Borrower and its Subsidiaries shall not include guarantees of Indebtedness that
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          are identified on Schedule 1.1 hereto, (vii) all obligations of such
          Person as issuer, customer or account party under letters of credit or bankers' acceptances that are either drawn or that back financial obligations that would otherwise be Indebtedness; provided, however,
                                                            --------  -------
          that in each of the foregoing clauses (i) through (vii) Indebtedness shall not include (a) obligations of CBS and its Subsidiaries in connection with Discontinued Operations and (b) obligations (other than under the Existing Credit Agreement, as amended and restated, or the Amended and Restated Viacom International Inc. Credit Agreement, dated as of March 26, 1997, among Viacom International Inc., the banks parties thereto, The Bank of New York, Citibank, N.A., Morgan Guaranty Trust Company of New York, Bank of America NT&SA and The Chase Manhattan Bank, as Managing Agents, The Bank of New York, as Documentation Agent, Citibank, N.A., as the Administrative Agent, JP Morgan Securities Inc. and Bank of America NT&SA, as the Syndication Agents, the banks identified as Agents on the signature pages thereof, as Agents, and the banks identified as Co-agents on the signature pages thereof, as Co-Agents) specifically with respect to the production, distribution and acquisition of motion pictures or other programming rights, talent or publishing rights.

          (c) Section 1.1 of the Agreement is hereby amended by inserting the following definition for the term "New Infinity Credit Agreements" in the appropriate alphabetical order:

          "New Infinity Credit Agreements" shall mean the 364-Day Credit Agreement and the Five-Year Credit Agreement among Infinity, the Subsidiary Borrowers (as defined therein) parties thereto, the lenders named therein, Bank of America, N.A. and FleetBoston, as syndication agents, The Bank of New York, as documentation agent and The Chase Manhattan Bank as administrative agent, as amended, supplemented or otherwise modified from time to time.

          (d) Section 5.6 of the Agreement is hereby amended:

          (i) by inserting the words "and the New Infinity Credit Agreements" before the word "and" in clause (ii) thereof; and
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          (ii)by substituting "$600,000,000" for "$300,000,000" at the end thereof.

          (e) Section 5.7 of the Agreement is hereby amended by inserting a comma followed by the following words immediately preceding the colon therein:

          provided that as soon as and for so long as the senior unsecured long-
          --------
          term debt ratings of Infinity are equal to or greater than A- by S&P and A3 by Moody's for any period, such condition shall be suspended.


          (f) Section 5.8 of the Agreement is hereby amended by inserting a comma immediately followed by the following words at the end thereof:

          provided that as soon as and for so long as the senior unsecured long-
          --------
          term debt ratings of Infinity are equal to or greater than A- by S&P and A3 by Moody's for any period, such condition shall be suspended.

          (g) Section 5.11 of the Agreement is hereby deleted in its entirety.

          SECTION 2. Conditions to Effectiveness.  This  Amendment shall become
                     ---------------------------
effective as of the date of the consummation of the merger of CBS and Viacom pursuant to the Agreement and Plan of Merger dated as of September 6, 1999, as amended and restated as of October 8, 1999 and as of November 23, 1999, by and among CBS Corporation, Viacom Inc. and Viacom/CBS LLC; provided that Sections
                                                       --------
1(d) and 1(g) of this Amendment, shall become effective as of the date on which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders under the Agreement.

          Except as expressly set forth above, all the provisions of the Agreement are hereby ratified and confirmed by all the parties and shall remain in full force and effect. All references in the Agreement to "this Agreement" shall be read as references to the Agreement, as amended by this Amendment.

          SECTION 3. Counterparts.  This Amendment may be executed in two or
                     ------------
more counterparts, all of which shall be considered one and the same agreement.
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          SECTION 4. Applicable Law.  This Amendment shall be construed in
                     --------------
accordance with and governed by the laws of the State of New York applicable to agreements made within such State, without regard to conflicts of law provisions and principles of such State.


          IN WITNESS WHEREOF, each of the parties hereto have executed this Amendment as of the date first above written.


                         INFINITY BROADCASTING CORPORATION,

                             by
                               /s/ Farid Suleman
                              ---------------------------------
                              Name:  Farid Suleman
                              Title: Executive Vice President,
                                     Chief Financial Officer
                                     and Treasurer


                         MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Administrative Agent,

                             by
                               /s/ Dennis Wilczek
                              ---------------------------------
                              Name:  Dennis Wilczek
                              Title: Associate


                         CBS CORPORATION, as guarantor,

                             by
                                 /s/ Farid Suleman
                              ---------------------------------
                               Sr. Vice President, Finance
                               and Treasurer
                               Farid Suleman